Sub-Item 77I and 77Q1(d):

During the six-month period ended May 31, 2017, ALPS ETF Trust (the “Registrant”) offered the following series:

Series	Registration Statement
ALPS/Dorsey Wright Sector Momentum ETF (SWIN)	Post-Effective Amendment No. 280 (SEC Accession No. 0001398344-17-000147)

Post-Effective Amendment No. 284 includes the terms of SWIN and is hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR. SWIN began investment operations on January 6, 2017.